SINGLE-TENANT NNN LEASE AGREEMENT

This lease agreement ("Lease") is entered into this 17th day of August 2021, by and between CS2 Real Estate Holdings, LLC, PO Box 818, Niwot, CO 80544, a Colorado Limited Liability Company ("Landlord") and CAN B Corporation, 960 S. Broadway Ste 120 Hicksville, NY ZIP 11801. a Florida corporation, authorized to do business in the State of Colorado ("Tenant").

(1) **Premises.**

a) Landlord leases to Tenant and Tenant leases from Landlord upon terms and conditions set forth herein approximately 14,300 rentable square feet building space plus the remainder of the parcel located at 14320 Longs Peak Court, Mead, Colorado 80504 and legally described as:

Lot 4, Block 3, Sekich Business Park, Mead, Colorado

together with any improvements, rights-of-way, easements and any other rights, if any, appurtenant thereto (collectively "Premises").

(2) **Term of Lease.**

a) Term. The initial term ("Initial Term") of this Lease shall begin September 1, 2021 ("Commencement Date") and shall continue through August 31, 2024 ("Termination Date").

b) Delay in Possession. Notwithstanding the Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant; provided, however, that if Landlord shall not have delivered possession of the Premises within thirty (30) days from the Commencement Date, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Tenant is not received by Landlord within said ten (10) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

c) Early Possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease; and such occupancy shall not advance the Termination Date. The Parties agree that Tenant occupancy shall begin on August 17, 2021 and that rent for such period shall be immediately paid by TWS Pharma, or if not, then paid by Tenant by August 31, 2021.

(3) **Base Rent.** Tenant agrees to pay to Landlord as "Base Rent" for the year September 1, 2021 to August 31, 2022 (the "Initial Year") the sum of One Hundred Sixty-Five Thousand, One Hundred Sixty-Eight Dollars ($165,168), payable in advance and without notice in equal monthly installments of $13,764 on the first day of each month during said time period. Rent is due at the following address: PO Box 818, Niwot CO 80544 (or at such other address as Landlord may designate in writing from time to time, or by deposit into Landlord's bank account

as specified by Landlord) without any set-off or deduction whatsoever. Rent payments shall be in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public or private, at the time of payment. If the Commencement Date (or the date possession of the Premises are delivered following the Commencement Date) is on a day other than the first day of a calendar month, Tenant shall pay to Landlord the Base Rent for the number of days that exist prior to the first day of the succeeding month, with a similar adjustment being made on the Termination Date. Commencing on the first day of September next following the Commencement Date and on each September first thereafter (each such date a Rent Adjustment Date) the monthly Base Rent then in effect shall be increased for by 3.0% or in accordance with the CPI adjustment below, whichever is the greater.

The Base Rent on Commencement Date shall be referred to as the "**Initial Base Rent**."

The Consumer Price Index for All Urban Consumers, as published by the Bureau of Labor Statistics, United States Department of Labor under the Series Title: "All items less food and energy in U.S. city average, all urban consumers, not seasonally adjusted" is referred to as "**CPI-U.**" Should the Bureau discontinue the publication of the CPI-U, or publish same less frequently, or alter same in some other manner, then parties shall adopt a substitute Index or substitute procedure which reasonably and similarly reflects and monitors consumer prices.

The "**Base Period Index**" shall be the CPI-U published for the month prior to the Commencement Date. (or if none is published during the prior month, the CPI-U published last prior thereto). The "**Comparison Index**" shall be the CPI-U for the month prior to each date on which the Adjusted Base Rent shall be determined as set forth herein (that is, adjusted).

The Initial Base Rent shall be adjusted on each anniversary of the Commencement Date. After each such annual Initial Base Rent adjustment, the adjusted amount will be the "**Adjusted Base Rent.**" If the Comparison Index is higher than the Base Period Index, the new Adjusted Base Rent shall be determined by multiplying the Initial Base Rent by the Comparison Index and dividing the product by the Base Period Index. The Base Rent for each year after the first year of the lease will be that year's Adjusted Base Rent.

(4) **Access.** Landlord shall be permitted access to the Premises and shall be provided keys and required access and security codes for such access in order to be assured of the condition and proper operation of Premises by Tenant. Landlord shall provide reasonable notice to the party designated by Tenant anytime Landlord does enter the interior of the Premises. Landlord may also enter the Premises in the event of an emergency, without notice, or in the event of vacancy of the Premises.

(5) **Security Deposit.** Concurrently with the execution of this Lease, Tenant has deposited with Landlord and will keep on deposit at all times during the Initial Term of this Lease (and any extension thereof), the sum of One Hundred, Twenty Thousand Dollars ($120,000.00) ("Security Deposit") the receipt of which is hereby acknowledged, as security for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the Initial Term of this Lease (or any extension thereof), Tenant shall be in default in the performance of any of the provisions of this Lease, Landlord shall have the right but not the obligation to use the Security Deposit, or as much thereof as Landlord may deem necessary, to cure, correct or remedy any such default. Within ten (10) days of written notification thereof, Tenant shall pay to Landlord any and all such expenditure or expenditures so that Landlord will at all times have the full amount of the Security Deposit as security. The Security Deposit and application thereof shall not be considered as liquidated damages in the event of breach but only as an application toward actual damages. Within sixty (60) calendar days from the termination of this Lease in any manner, if Tenant is not in default, the Security Deposit or so much thereof as has not been lawfully

expended by Landlord, shall be returned to Tenant, without interest. In the event of a sale of the Premises by Landlord and upon transfer of the Security Deposit to the new owner, Landlord shall be released by Tenant from all liability for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner.

(6) **Use of Premises.** Tenant shall have the right to use and occupy the Premises to carry on its business operations of processing ethanol-based oil extraction, toll packaging, material warehousing, and associated office operations, provided this use conforms with all applicable zoning regulations. Tenant may not store or process marijuana or related products in violation of federal or Colorado laws. Tenant shall be obligated to obtain and maintain all governmental permits and permissions that may be required for its use of Premises. Any other lawful use shall be permitted only with the prior written consent of Landlord. Throughout the Initial Term of this Lease (and any extension thereof), Tenant, at Tenant's sole cost and expense, covenants to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof. Tenant accepts the Premises subject to all zoning ordinances and regulations pertaining to the Premises, without responsibility or warranty by Landlord, and further Tenant accepts the Premises subject to easements, rights-of-way, restrictive covenants and reservations of record.

(7) **Additional Rent/Proportionate Share**. The leased Premises constitute 100% of the site's building (the "Building") which is not leased to other occupants. On a monthly basis, from time to time, Landlord shall require Tenant to pay Tenant's "Proportionate Share" of certain costs and expenses to Landlord as further set forth in this Lease (together, referred to herein as "Additional Rent"). For the purposes of this Lease, Tenant's Proportionate Share shall be 100% on the Commencement Date and for any period of occupancy prior to the Commencement Date as provided in section 2(c). Unless otherwise provided in this Lease, such required Additional Rent payments shall be in addition to the Base Rent and paid with Base Rent. This Lease shall be a NNN Lease, and Tenant shall pay its Proportionate Share of all costs incurred by Landlord to operate and maintain the Premises to the extent not paid by Tenant directly, including, but not limited to, costs for electric, gas, water, and other utilities; maintenance; repairs; and replacement costs; trash and snow/ice removal (including, but not limited to, removal from parking areas, abutting roadways, and walkways); landscaping and lawn maintenance; painting; sign installation, repair, maintenance, and replacement; repair, maintenance, and replacement of utility systems; depreciation of machinery and equipment used in such repair, maintenance, and replacement; and the cost of all personnel to implement such services. The foregoing list of items is provided for illustrative purposes only and shall not be deemed a full, complete, or exhaustive list of all possible Tenant costs.

(8) **Payment of Taxes and Assessments.**

a) In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, at the same time and in the same manner as provided for payment of rent herein, its Proportionate Share of all of the real property taxes or any tax levied in lieu thereof on the real property and improvements levied or assessed (including special assessments), and governmental charges pertaining to the Premises for any period included in the Initial Term of this Lease or any extensions thereof, subject to the limitations hereinafter set forth. Tenant shall pay that percentage of the improvement taxes for the building that the Tenant's leased space bears to the total leasable space of the building, as it exists as of the date of the execution of this Lease. Tenant shall pay that percentage of the land taxes which the Tenant's leased space bears to the total leasable building space, including any other buildings which may hereafter be erected upon the property.

b) For the tax years in which this Lease commences and terminates, the Tenant's obligations under this paragraph shall be apportioned on a per diem basis in such proportion that Tenant's tenancy of the leased premises bears to 365 days. Tenant's pro rata share shall be based on estimates made by Landlord or projected taxes due for the subject calendar year. The difference between the estimated taxes and assessments and the actual taxes and assessments due shall be accounted for by Landlord within six months following notice to Landlord of the actual charges or within thirty (30) days following termination of this Lease, for the subject year, and the necessary refund by Landlord or additional payment by Tenant in the amount of the difference shall be paid within fifteen (15) days following notice to Tenant of the amount due.

c) New Form of Tax. In any case wherein an income or any other form of tax shall be levied, assessed or imposed as a separate and clearly identifiable tax by the United States, the State of Colorado or any political subdivision of either, upon the income arising from the rent provided hereunder for the use and occupancy of the Premises in lieu of or as a substitute for a tax upon the Premises or any form as a substitute for any other tax or imposition hereunder required to be paid by Tenant, Tenant and not Landlord shall be required and hereby agrees to pay the same.

d) Proportionate Share. In the event the Premises is not separately assessed by the appropriate taxing authority or authorities, in lieu of Tenant paying the general and special property taxes as described above, Landlord agrees to pay, before they become delinquent, all such general and special real property taxes lawfully levied where assessed against the building and all appurtenances thereto, including but not limited to parking areas, driveways, and alleys around the building. Tenant shall pay to Landlord, upon demand, Tenant's Proportionate Share of all such Taxes paid by Landlord.

(9) **Insurance.** During the Initial Term of this Lease (and any extension thereof), Tenant shall carry and maintain the following types of insurance in the amounts specified, at Tenant's sole cost and expense, and for the mutual benefit of Landlord and Tenant:

a) Landlord's Obligation. Landlord agrees to maintain insurance covering the Premises insuring against the perils of fire, lightning, extended coverage, vandalism and malicious mischief, extended by special extended coverage endorsement to insure against all other risks of direct physical loss and insurance for general liability of Landlord. Such insurance shall be for the sole benefit of Landlord and under Landlord's control. Tenant agrees to pay as Additional Rent Tenant's Proportionate Share of such insurance cost upon demand after presentation to Tenant of Landlord's statement setting forth the amount due. The insurance payment obligation by Tenant may or may not be even monthly amounts as insurance is often billed over period of less than 12 months.

b) Tenant's Obligation. Tenant agrees to maintain insurance on all alterations, additions, partitions and improvements erected by and on behalf of Tenant on or about the Premises in an amount not less than eighty percent (80%) (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clause of the policy) of the replacement cost thereof as such term is defined in the insurance policy.

c) Liability Insurance. Tenant shall at all times keep in force a comprehensive general combined liability insurance policy providing protection of at least $2,000,000 combined single limit (with no deductible) against claims and liability for personal injury, bodily injury, death and property damage arising from the use, ownership, maintenance, disuse or condition of the Premises, any improvements located on or appurtenant to the Premises, improvements or adjoining areas or ways. Landlord shall be named as 'additional insured' and protected under the terms and conditions of said policy as Landlord of the Premises. If such insurance is not in force or if Landlord is not provided evidence that it is an additional insured party, then Tenant shall not operate on the Premises.

d) Worker's Compensation. Tenant shall purchase Worker's Compensation Insurance in compliance with all state, federal and other governmental laws, rules and regulations.

e) Personal Property. Tenant shall be responsible for insuring any and all personal property that may be owned by Tenant. Any insurance that may be purchased pursuant to this paragraph and any proceeds that may be payable as a result of a loss under any such insurance shall in no way reduce, alter, diminish or modify any provisions of this Lease and specifically the indemnity provisions hereof. Landlord shall be named as 'additional insured' and protected under the terms and conditions of said policy as Landlord of the Premises.

f) Waiver of Subrogation. The parties agree that all insurance policies obtained pursuant to this Lease shall include a clause or endorsement which shall waive the right of subrogation on the part of the insurance carrier against both Landlord and Tenant. Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation.

g) Miscellaneous. All insurance by virtue of this Lease shall be written with an insurance company licensed to do business within the State of Colorado and approved by Landlord (which approval shall not be unreasonably withheld), with such policies to be nonassessable. Tenant shall provide Landlord with the original insurance policies or a Certificate of Insurance (with proof of payment thereon), which shall provide that the insuring company shall give notice in writing to Landlord within thirty (30) calendar days prior to cancellation, termination or, in the event of a material change in such insurance, for any reason whatsoever. An endorsement shall provide that any proceeds (except liability insurance proceeds) of any loss shall be payable to Landlord and Tenant as their respective interests may appear, except that in the event Landlord purchases the All-Risk insurance, then any loss shall be payable to Landlord.

(10) **Assignment and Subletting.** This Lease or any interest herein may not be assigned by Tenant, voluntarily or involuntarily, by operation of law or otherwise, and all or any part of the Premises shall not be subleased by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. A merger, consolidation, sale of substantially all of the assets or sale of a substantial amount of the stock of Tenant or a transfer of a substantial partnership interest of Tenant, shall constitute an assignment of this Lease for the purposes of this paragraph. Any consent to assignment or subletting given by Landlord shall not constitute a waiver of necessity for such consent to a subsequent assignment or subletting. Notwithstanding any assignment or sublease, Tenant shall remain fully liable under the terms and conditions of this Lease and shall not be released from performing any of the terms, covenants and conditions hereof. Any assignee or subtenant (in addition to Tenant) shall be personally responsible for all payments, conditions, covenants and agreements in this Lease. Any assignment or subletting in violation of this paragraph shall be null and void. If the Lease shall be assigned or subleased for rent greater than Rent due hereunder, then Landlord shall be paid the greater rent amount.

(11) **Utilities.**

a) Service Connections. Landlord, at Landlord's sole cost and expense, shall provide service connections for water, electricity, gas and telephone to the Premises as the same exists as of the Commencement Date of this Lease. Tenant shall promptly pay all charges incurred for any utility services used on or from the Premises, and any maintenance charges for utilities, and shall furnish all replacement electric light bulbs, tubes, and ballasts. Tenant shall hold the accounts for utility, security, and access services unless Landlord elects in its sole discretion that Landlord will hold such accounts, and Landlord shall include costs thereof in Additional Rent. In the event Tenant shall require service connection in addition to those existing on the date of this Lease first stated above. Tenant, at Tenant's sole cost and expense, may install or cause to be installed such service connections upon receiving Landlord's prior written consent and subject to the provisions of this Lease. Unless caused by the gross negligence or willful misconduct of the Landlord, or the failure of Landlord to fulfill its obligation under this

Lease, Landlord shall not be liable for any loss or damage caused by an interruption or failure of utility services serving the Premises.

b) Proration of Charges. In the event it is either necessary or desirable that only one bill be rendered for a utility serving the Premises, including but not limited to, water, sewer, electricity or gas, and in the event there is more than one tenant leasing space in the Premises, Landlord shall pay said bill and then prorate such charges to all tenants in the Premises, based upon Tenant's Proportionate Share of the Premises. In the event it becomes apparent to Landlord that any Tenant is using a disproportionate share of any utility, Landlord may, at Landlord sole discretion, adjust each Tenant's share of said charges. Landlord's use of a closet space under the rear stairway to store building maintenance supplies shall not result and any proration of any rent or other charges to landlord.

(12) **Indemnity Provisions.** Tenant and Landlord agree to exonerate, hold harmless, protect and indemnify each other from and against any and all losses, damages, claims, suits or actions, judgments and costs which may arise during the Initial Term of this Lease (or any extension thereof) for personal injury, loss of life or loss or damage to any property sustained in or about the Premises resulting from, or arising, directly or indirectly, out of the use or occupancy of the Premises; and from and against all costs, attorney's fees, expenses and liabilities incurred in any such claims, the investigation thereof or the defense of any action or proceeding brought thereon: and from and against any judgments, orders, decrees or liens resulting from such matters and any fines levied by any authority for violation of any law, regulation or ordinance by virtue of the ownership and/or use of the building and the Premises. Landlord shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, except personal injury caused by or due to the gross negligence of Landlord. Landlord shall not be liable for interference with the gas and/or electrical service, heating/air conditioning, or for any defect, latent or otherwise, in the Premises. Tenant shall give prompt notice to Landlord in case of fire or other casualty or accidents in the Premises. Tenant shall not permit any mechanic's or materialmen's liens to be filed against the Premises and hereby indemnifies and holds Landlord harmless from and against any liability, damage, expense or cost which may be incurred by Landlord in connection with any mechanic's or materialmen's liens which may be filed against the Premises, as a result of the provisions of this Lease. This indemnity shall specifically include attorneys' fees and any costs incurred by Landlord to enforce this indemnity.

(13) **Maintenance.**

a) Landlord's Obligations. Throughout the Initial Term of this Lease (and any extension thereof), Landlord, at Landlord's sole cost and expense, shall maintain, repair and keep the Premises in good, substantial and sufficient condition, repair and order, the foundations, bearing and exterior walls, flooring, subflooring, roof and all other structural parts of the Premises ("Structural Repairs"). Landlord's liability hereunder shall be limited to the cost (including labor) of such Structural Repairs. Provided, however, Landlord shall not be responsible for any Structural Repairs caused by reason of Tenant's occupancy or by the negligence of Tenant. Landlord shall not be liable for any failure to maintain such Structural Repairs, unless Landlord fails to commence and diligently pursue such Structural Repairs within a reasonable time after receiving written notice from Tenant advising Landlord that such Structural Repairs are required hereunder and specifying such Structural Repairs. Landlord shall not be liable for any delay in performing any of Landlord's stated obligations resulting from delays in insurance adjustments, or from labor problems, material shortage, or any other event beyond Landlord's control.

b) Tenant's Obligations. Other than as provided in paragraph 13(a) above, Tenant, at Tenant's sole cost

and expense, shall maintain, repair and keep the Premises in good, substantial and sufficient condition, repair and order, including but not limited to doors, windows, trees, shrubbery, lawn and other landscaping, irrigation systems, all connections with water, electric, gas mains and sewers, ventilating, heating apparatus (including unit heaters and make up air heating and cooling systems), electrical and lighting facilities and equipment, fixtures, interior walls and ceilings, driveways, sidewalks, and parking areas located within the Premises. Tenant shall be responsible for the direct cost of testing and monitoring fire alarm and sprinkler systems and security systems. Landlord, at Landlord's option, may require Tenant to enter into a preventative maintenance agreement in order to insure Tenant's obligations hereunder. In the event Tenant fails to maintain the Premises or fails to commence the necessary repairs or replacements or diligently pursue the completion of the repairs or replacements, Landlord, in addition to all of the remedies available under this Lease (and without waiving any other remedies) may make the repairs, the cost of which shall become due and payable as additional rent ten (10) calendar days after written notice to Tenant. Tenant shall not permit, commit or suffer waste, impairment or deterioration of the Premises or the building, reasonable wear and tear excepted.

c) Tenant Improvements. Tenant hereby accepts as-is the condition of building systems as of the commencement of this Lease Agreement and Tenant recognized that the prior tenant which installed certain of such systems was in financial distress and ceased operation for several months and has not maintained such systems. Tenant shall make installations and repairs to the systems to good operating condition. Tenant is not entitled to any improvements allowance or credit for improvements thereto or thereof. Landlord shall have no obligations with respect to repair or replacement of items in the Premises except as set forth herein. All material used in the construction of the Tenant Improvements shall be of new and good quality. Tenant also acknowledges that the following installed systems are the property of Landlord, and shall not amount to Tenant's trade fixtures:

- make-up air unit, with heating evaporative cooling and the control system(s) that operate the makeup air unit
- fire alarm system
- security/burglar monitoring system
- camera and video recording system
- electronic door access system.

(14) **Common Areas.**

a) Use of Common Areas. As sole tenant, Tenant shall have the right to use the building, the parking areas, driveways and alleys adjacent to the building, common grounds, common rooms, walkways, hallways, water closets, sprinklers, and other areas appurtenant to the building in common use ("Common Areas"), subject to reasonable rules and regulations which Landlord (in Landlord's sole discretion) may from time to time prescribe. The lawn may not be used for storage. Notwithstanding the foregoing, Landlord shall have exclusive use of the storage closet under rear stairwell for keeping its personal property, mostly used for building maintenance. Such reasonable regulations may include (but without limitation) the right to bill any Tenant for excessive use of or damage to the Common Areas and the right to close from time to time, if necessary, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord's counsel, to prevent a dedication thereof or the accrual of rights of any party or of the public therein, or to close temporarily all or any portion of the Common Areas for such purposes.

b) Management of Common Areas. During the Initial Term of this Lease (and any extension thereof), Landlord shall operate, manage, and maintain the Common Areas so that they are clean and free from accumulations of debris, rubbish and garbage coming from outside the building. Tenant shall be liable for Tenant's Proportionate Share of the cost and expense of the care for the grounds around the building, including but not

limited to the mowing of grass, care of shrubs, general landscaping, snow removal, and maintenance of parking areas, striping, and patching of driveways and alleys. Tenant shall reimburse Landlord, upon demand, Tenant's Proportionate Share of such costs and expenses. At Landlord's request, Tenant shall obtain or perform landscape maintenance and snow removal and pay for same directly to providers.

c) Trash. Internally generated trash or rubbish will be handled according to Landlord rules and regulations. In the event Tenant fails to provide proper removal of such trash or rubbish or in the event Landlord determines, in Landlord's sole discretion, that Tenant's activities upon the Premises are generating an excessive amount of trash or rubbish, Tenant shall reimburse Landlord, upon demand, for the amount of such costs and expenses if Landlord elects to remove such trash or rubbish. Tenant, shall contract for all garbage and trash removal.

(15) **Occupational Safety and Health Act.** Tenant shall fully comply with all federal, state and local codes, statutes, laws and ordinances ("Law"). Tenant shall be responsible to make any and all repairs and alterations to the structural and nonstructural components of the Premises (subject to the terms and provisions of this Lease) to any appurtenances situated upon the Premises that may be required of the Landlord as a result of the Law which hereafter shall be enacted.

(16) **ADA Compliance.**

a) Disclosure. Tenant hereby acknowledges that the Premises and Tenant may be subject to the Americans With Disabilities Act (the "ADA"), a Federal law. Among other requirements of the ADA that could apply to the Premises, Title III of the ADA requires owners and tenants of "public accommodations" to remove barriers to allow access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons by certain dates. All costs incurred by Tenant or Landlord during the Initial Term of this Lease (and any extension thereof) to ensure Tenant's compliance with the ADA, including necessary alterations in or about the Premises or modifications to the access to the building and the Premises, shall be at Tenant's sole cost and expense unless Landlord has agreed, in writing, to pay for a portion of said costs.

b) Investigation. Tenant further acknowledges that, prior to executing this Lease, Tenant may investigate the ADA and the regulations thereunder to determine if the ADA law and regulations would apply to Tenant and/or to the Premises in which Tenant is interested in occupying. Tenant shall be responsible, at Tenant's expense, for conducting its own independent investigation of all ADA issues prior to the Commencement Date of this Lease and during the Initial Term of this Lease (and any extension thereof).

(17) **Hazardous Materials.** Tenant shall not (either with or without negligence) cause the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials ("Hazardous Materials") in or about the Premises. Tenant shall not allow the storage or use of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of Hazardous Materials, nor allow to be brought into the Premises any Hazardous Materials except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 USC Section 6901 et seq., and applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the

reasonable cost of testing and resulting cleanup thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises, provided that such testing proves that Tenant released such Hazardous Materials on the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.

(18) **Alterations to Premises.** Subject to Landlord's prior written approval only, Tenant may, at Tenant's sole cost and expense, make changes or alterations to the Building or the Premises: provided, however, that in all cases any such changes or alterations shall be made subject to the following conditions, which Tenant agrees to observe and perform:

a) No Structural Changes. No change or alteration shall at any time be made which shall impair the structural soundness or diminish the value of any improvements on the Premises or disturb or interfere with the quiet enjoyment of any other tenants.

b) Consent of Landlord. No change or alteration shall be made without the prior written consent of Landlord. Landlord may, in its discretion, require that Tenant remove the alteration(s) at the termination of the Lease as a condition of approval and/or post a bond or deposit for removal of said alteration.

c) Consent of Lender. Before commencing any aforesaid change or alteration, Tenant shall procure and deliver to Landlord written consent of the holder or holders of any mortgage or deed of trust ("Mortgage") covering the Premises, if required by said encumbrance or encumbrances.

d) Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction. All plans and specifications relating to any change or alteration shall be submitted to Landlord for Landlord's approval, which shall not be unreasonably withheld.

e) Governmental Compliance. All work done in connection with any change or alteration shall be done in a good and workmanlike manner and in compliance with all building and zoning laws, and with other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and offices thereof.

f) Worker's Compensation Insurance. At all times when any change or alteration is in progress, Tenant shall maintain, at Tenant's sole cost and expense, Workmen's Compensation insurance in accordance with the law or laws now or hereafter enacted governing all persons employed in connection with the change or alteration and general liability insurance for the mutual benefit of Landlord and Tenant expressly covering the additional hazards due to the change or alteration.

g) Security Against Liens. Prior to the construction of any improvements, the repair or restoration of any improvements, or any work to be done upon the Premises which shall exceed $5,000.00, Tenant shall furnish to Landlord a bond or insurance protecting against mechanic's and materialmen's liens in an amount equal to the work which is to be performed at the Premises, together with a performance and completion bond in an amount equal to the proposed cost of any improvements and labor. Landlord retains the right at any time and from time

to time to enter upon the Premises in order to inspect the progress of any alterations being made by Tenant and to post any signs or notices disclaiming Landlord's responsibility or liability for the payment of any mechanic's or materialmen's fees, or anyone furnishing labor or services to the Premises. Tenant shall not permit any party to file any lien or claim against Landlord or Landlord's interest in the Premises on account of any such improvement or alteration for work done or supplies furnished at the insistence of Tenant. Prior to the commencement of any changes or Tenant Improvements, Tenant shall post in conspicuous locations and maintain on the Premises and Building Notices of Owner's Non-Liability in the form attached hereto as Exhibit A or in such other form as Landlord may from time to time require in writing. Should any such liens be filed or recorded against the Premises any portion thereof with respect to work done for, or materials supplied to or on behalf of, Tenant, or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within five (5) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Colorado's mechanics' lien statutes. If Tenant shall be in default in paying any charge for which such mechanics' lien or suit to foreclose such lien has been recorded or filed and shall not have caused the lien to be released as provided herein, Landlord may (but without being required to do so) pay such lien or claim and any associated costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Rent.

(19) **No Nuisance, Noxious or Offensive Activity.** Tenant covenants and agrees that no noxious or offensive activity shall be carried on upon the Premises nor shall anything be done or kept on the Premises which may be or become a public or private nuisance in the building or on adjacent or nearby property.

(20) **No Annoying Lights or Sounds.** Tenant covenants and agrees that no light shall be emitted from the Premises that is unreasonably bright or causes unreasonable glare; and no sound shall be emitted from the Premises that is unreasonably loud or annoying.

(21) **No Unsightliness.** Tenant covenants and agrees that no unsightliness shall be permitted on the Premises which is visible from any adjacent or nearby property. Without limiting the generality of the foregoing, all unsightly conditions, equipment, objects and conditions shall be kept enclosed within the Premises; no refuse, scrap, debris, garbage, trash, bulk materials or waste shall be kept, stored or allowed to accumulate on the Premises except as may be enclosed within the Premises; all pipes, wires, poles, antennas and other facilities for utilities or the transmission or reception of audio or visual signals or electricity shall be kept and maintained underground or enclosed within the Premises or appropriately screened from view; and no temporary structure shall be placed or permitted on the Premises without the prior written consent of Landlord.

(22) **Condemnation.**

a) Complete Taking. If, during the Initial Term of this Lease (or any extension thereof), substantially all of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the date of vesting of title of the Premises or delivery of possession, whichever shall first occur, pursuant to such proceeding. For the purpose of this paragraph, "substantially all of the Premises" shall be deemed to have been taken if a taking under any such proceeding shall involve such an area, whether the area be improved with building or be utilized for a parking area or other use, that Tenant cannot reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding.

b) Partial Taking. If, during the Initial Term of this Lease (or any extension thereof), less than substantially all of the Premises shall be taken in any such proceeding, this Lease shall not terminate. The rent thereafter due and payable by Tenant shall be reduced in such proportion as the nature, value and extent of the part so taken bears to the whole of the Premises. Landlord shall, from the proceeds of the condemnation, restore the Premises

for the use of Tenant.

c) Award. Any award granted for either partial or complete taking regarding the Premises shall be the property of Landlord. Tenant shall be entitled to such portion of the award attributable to leasehold improvements or other property of Tenant taken by the condemning authority. Matters which cannot be resolved between the parties shall be submitted to arbitration pursuant to the paragraphs immediately following.

d) Arbitration. If Landlord and Tenant are unable to agree as to any provision contained in this paragraph (19), such question or questions shall be submitted to arbitration. Such arbitration shall be submitted to one arbitrator mutually selected, if possible. If the parties are unable to agree upon one such arbitrator within fifteen (15) calendar days after the taking, the arbitration shall be by three arbitrators to be selected as set forth below. The arbitration shall be in accordance with the commercial arbitration rules of the American Arbitration Association then in effect or in accordance with the commercial arbitration rules of a similar organization, if the American Arbitration Association is no longer in existence.

One arbitrator shall be selected by either party hereto and written notice of such appointment shall be given to the other party hereto. Within fifteen (15) calendar days after the receipt of such notice of appointment, the other party hereto shall appoint one arbitrator and give written notice of such appointment to the party hereto first appointing one arbitrator. The two arbitrators so appointed shall, within fifteen (15) calendar days after the appointment of the second arbitrator, appoint a third arbitrator, who shall serve as chairman of the board of arbitration. A hearing shall be held on the questions and controversies to be arbitrated as soon as practicable but no later than thirty (30) calendar days after the full board of arbitrators has been selected, and upon written notice thereof given by the chairman of said board to both parties hereto. At such hearing, both parties shall have the right to be present to be heard. After such hearing, the board shall render its written decision on the arbitrated questions and controversies.

The decision of one arbitrator, if mutually selected, or the decision of a majority of the three arbitrators, if it is necessary to employ same, shall be binding and conclusive upon the parties hereto. All fees and expenses of arbitration (exclusive of attorneys' fees) shall be shared equally by the parties hereto.

In the event either party hereto, after receipt of written notice of the appointment of the first arbitrator by the other party hereto, shall fail or refuse to appoint the second arbitrator or to give written notice of such appointment within the period of fifteen (15) calendar days as aforesaid, such appointment shall be made for the defaulting party, on the application of the other party, by a judge of the court in and for the county in which the Premises is located and which court has unlimited monetary jurisdiction in civil cases. Likewise, if the first two arbitrators selected and appointed in accordance with this provision shall fail to agree upon and appoint said third arbitrator within fifteen (15) calendar days after the second arbitrator shall have been appointed by a party hereto, or by said judge for said party, said third arbitrator shall be named and appointed by another judge of said court having jurisdiction as stated above on the application of either party hereto; provided, however, that if the second arbitrator be appointed by a judge of said court, the appointment of said third arbitrator shall not be made by the same judge.

(23) **Destruction of Premises.**

(a)For the purposes of this paragraph 20, "Premises Partial Damage" shall mean damage or destruction to the Landlord-owned improvements on the Premises which can reasonably be repaired in 6 months or less from the date of the damage or destruction. "Premises Total Destruction" shall mean damage or destruction to the Premises which cannot be reasonably repaired in 6 months or less from the date of damage or destruction. Landlord shall

notify Tenant in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Premises Partial Damage or Premises Total Destruction.

(b)If a Premises Partial Damage is covered by insurance, then Landlord shall, at Landlord's expense, repair such damage as soon as reasonably practicable and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Landlord shall make any applicable insurance proceeds available to Tenant on a reasonable basis for that purpose. Not including the Tenant's deductible, which shall remain the responsibility of the Tenant, Landlord will contribute the shortage in insurance proceeds unless, due to the unique nature of the improvements, full replacement cost insurance coverage was not commercially or reasonably available in which case Landlord is not responsible for the shortage in insurance proceeds. If Tenant provides Landlord with the necessary funds to cover any shortage or with adequate assurances of such funds within 10 days following receipt of written notice of such shortage and request therefor, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurances are not received, Landlord may nevertheless elect by to: (i) make such restoration and repair as is commercially reasonable with Tenant paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Tenant shall not be entitled to reimbursement of any funds contributed by Tenant to repair any such damage or destruction.

(c)If a Premises Partial Damage that is not a covered insurance loss occurs, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within 30 days after Landlord becomes aware of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within 10 days after receipt of the termination notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage without reimbursement from Landlord. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

(d)Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Tenant's damages from Tenant.

(e)If at any time during the last six months of this Lease's term there is damage for which the cost to repair exceeds one month's Base Rent, whether or not a loss coverable by insurance, Landlord may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Tenant within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by, (a) exercising such option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Tenant's receipt of Landlord's written termination notice, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall

terminate on the date specified in the termination notice and Landlord's option shall be extinguished.

(f) In the event of Premises Partial Damage or Premises Total Destruction for which Tenant is not responsible under this Lease, the Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but not to exceed the proceeds received from any rental value insurance. All other obligations of Tenant hereunder shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(g)If Landlord is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord of Tenant's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

(24) **Default Provisions.** The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

a) Failure to Pay Rent. Tenant failing to pay the rental herein reserved or failing to make any other payments required to be made by Tenant when due, where such failure shall continue for a period of five (5) calendar days following written notice from Landlord to Tenant.

b) Failure to Keep Covenants. Tenant failing to perform or keep any of the other terms, covenants and conditions herein contained for which Tenant is responsible, and such failure continuing and not being cured for a period of thirty (30) calendar days after written notice or if such default is a default which cannot be cured within a 30-calendar-day period, then Tenant's failing to commence to correct the same within said 30-calendar-day period and thereafter failing to prosecute the same to completion with reasonable diligence.

c) Abandonment. Tenant abandoning the Premises.

d) Bankruptcy. Tenant being adjudicated a bankrupt or insolvent or Tenant filing in any court a petition for bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Act (as now in effect or in the future amended) or the filing of an involuntary bankruptcy against Tenant [unless said involuntary bankruptcy is terminated within thirty (30) calendar days from the date of said filing], or Tenant filing in any court for the appointment of a receiver or trustee of all or a portion of Tenant's property or there being appointed a receiver or trustee for all or a portion of Tenant's property, unless said receiver or trustee is terminated within fifteen (15) calendar days from the date of said appointment.

e) Assignment for Benefit of Creditors. Tenant making any general assignment or general arrangement of Tenant's property for the benefit of Tenant's creditors.

(25) **Remedies.** In the event of an occurrence of default as set forth above, Landlord shall have the right, at Landlord's election, then or anytime thereafter, to exercise any one or more of the following remedies:

a) Cure by Landlord. In the event of a Default by Tenant, Landlord may, at Landlord's option, but without

obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord may deem necessary or desirable to cure any such Default by Tenant in such manner and to such extent as Landlord may deem necessary or desirable. Landlord may do so without demand on, or written notice to, Tenant and without giving Tenant any opportunity to cure such Default by Tenant. Tenant covenants and agrees to pay to Landlord, within 10 days after demand, all advances, costs and expenses of Landlord in connection with the making of any such payment or the taking of any such action, including reasonable attorneys' fees, together with interest as hereinafter provided from the day of payment of any such advances, costs and expenses by Landlord. Action taken by Landlord may include commencing, appearing in, defending or otherwise participating in any action or proceedings and paying, purchasing, contesting or compromising any claim, right, encumbrance, charge or lien with respect to the Premises which Landlord, in its discretion, may deem necessary or desirable to protect its interest in the Premises and under this Lease.

b) Termination of Lease and Damages. In the event of a Default by Tenant, Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord shall be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other amounts would have been payable if this Lease had not been terminated. Alternatively, at the option of Landlord, Landlord shall be entitled to recover forthwith from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of (a) the aggregate of the Base Rent, Additional Rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the Lease Term, over (b) the aggregate rental value of the Premises for the balance of the Lease Term, both discounted to present worth at the then applicable federal rate.

c) Repossession and Reletting. In the event of Default by Tenant, Landlord may reenter and take possession of the Premises or any part thereof, without demand or notice, and repossess the same and expel Tenant and any party claiming by, under or through Tenant, and remove the effects of both, without breach of the peace, without being liable for prosecution on account thereof or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice. After recovering possession of the Premises, Landlord may, from time to time, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such term or terms and on such conditions and upon such other terms as Landlord, in its absolute discretion, may determine. Landlord may make such repairs, alterations or improvements as Landlord may consider appropriate to accomplish such reletting, and Tenant shall reimburse Landlord upon demand for all costs and expenses, including brokers' commissions and attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Notwithstanding Landlord's recovery of possession of the Premises, Tenant shall continue to pay on the dates herein specified, the Base Rent, Additional Rent and other amounts which would be

payable hereunder if such repossession had not occurred. Upon the expiration or earlier termination of this Lease, Landlord shall refund to Tenant any amount, without interest, by which the amounts paid by Tenant, when added to the net amount, if any, recovered by Landlord through any reletting of the Premises, exceeds the amounts payable by Tenant under this Lease. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith will be made in determining the net amount recovered from such reletting.

d) <section omitted>

e) Suits by Landlord. Actions or suits for the recovery of amounts and damages payable under this Lease may be brought by Landlord from time to time, at Landlord's election, and Landlord shall not be required to await the date upon which the Lease Term would have expired to bring any such action or suit.

f) Recovery of Landlord Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand.

g) Landlord's Bankruptcy Remedies. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any statute or rule of law governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or rent, under this Lease.

h) Remedies Cumulative. Exercise of any of the remedies of Landlord under this Lease shall not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

(26) **Default by Landlord.** Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) calendar days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) calendar days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) calendar day period and thereafter diligently prosecutes the same to completion.

(27) **Late Charges.** Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, of Additional Rent, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent, or any other sums due from Tenant shall not be received by Landlord or Landlord's designee within five (5) calendar days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by

Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of Tenant, then the Base Rent and Additional Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph (3) or any other provision of this Lease to the contrary. Any amount due to Landlord not paid when due shall bear interest at the rate of 2% per month from the date due: provided, however, that any such payment of interest shall not excuse or correct any default by Tenant under this Lease.

(28) **Holdover.** Notwithstanding any rule or law to the contrary, in the event Tenant remains in possession of the Premises or any part thereof subsequent to the expiration of the term hereof and such holding over shall be with the consent of Landlord, such possession and occupancy shall conclusively be deemed to be a tenancy from month-to-month only, at a rental of 125% of the existing rate for Base Rent and Additional Rent at the end of the term hereof and, further, such possession shall be subject to all of the other terms and conditions (except any option to renew or option to purchase) contained in this Lease.

(29) **Subordination and Estoppel Letter.** This Lease is subject and subordinate to all Mortgages which now or hereafter may affect the Premises, and Tenant shall execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this Lease in the manner required by Landlord to any new or the existing Mortgage. Should Tenant fail to execute and deliver any such documents or instruments within ten (10) calendar days after receipt thereof, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact for the purpose solely of executing and delivering any such documents or instruments pursuant to this paragraph. Any holder of a Mortgage may rely upon the terms and conditions of this paragraph. Further, Tenant shall at any time and from time to time, upon not less than ten (10) calendar days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed. Tenant shall agree to be tenant to any buyer of the Premises at any foreclosure sale or to any grantee or transferee designated in any deed given in lieu of foreclosure. Any subordination agreement to be executed by Tenant shall provide that as long as Tenant is current and not in default, the holder of the Mortgage shall not disturb the tenancy of Tenant. Any purchaser of the Premises, any mortgagee, any holder or beneficiary of a Deed of Trust or similar instrument, or any person having any lien on the Premises, must take subject to the Lease.

(30) **Surrender of Premises.** Upon the Termination Date of this Lease, Tenant shall peaceably and quietly leave and surrender the Premises in as good condition as existed on the Commencement Date, ordinary wear and tear excepted. Tenant shall surrender and deliver the Premises broom clean and free of Tenant's property. Provided Tenant is not in default, Tenant shall have the right to remove all of Tenant's fixtures, equipment, machinery and other personal property ("Tenant's Equipment"), provided that upon such removal the Premises are delivered in the same condition as existed at the time of the Commencement Date. If such removal shall injure or damage the Premises, Tenant covenants and agrees, at its sole cost and expense, at or prior to the expiration of the Lease Term, to repair such injury and damage in good and workmanlike fashion and to place the Premises in the same condition as the Premises would have been if such Tenant's Equipment had not been installed. If Tenant fails to remove any Tenant's Equipment by the expiration of the Lease Term, Landlord may, at its option, keep and retain any such Tenant's Equipment or dispose of the same and retain any proceeds therefrom, and Landlord shall be entitled to recover from Tenant any costs or expenses of Landlord in removing the same and in restoring the Premises in excess of the actual proceeds, if any, received by Landlord from disposition thereof. Tenant releases and discharges Landlord from any and all claims and liabilities of any kind arising out of Landlord's disposition of

Tenant's Equipment.

(31) **Notices.** All notices, demands and requests required to be given by either party to the other shall be in writing and shall either be hand delivered, email transmitted with read receipt received by sender, facsimile transmitted, or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below or at such other addresses as the parties may designate in writing delivered pursuant to this provision. Any notice when given as provided herein shall be deemed to have been delivered on the date personally served or emailed or two (2) calendar days subsequent to the date that said notice was deposited with the United States Postal Service.

Landlord:

CS2 Real Estate Holdings, LLC
Attn: Carolyn Sutherland
PO Box 818
Niwot, CO 80544
Email noticed required to both codysuth@gmail.com and cshuko@gmail.com

Tenant:

Can B Corporation
Attn: ___
___ Stanley Teeple, CFO
(email) stan@canbiola.com

(32) **Time of the Essence.** Time is of the essence hereof.

(33) **Quiet Enjoyment/Peaceful Possession.** Upon Tenant's paying the rental herein reserved and upon performing all of the terms and conditions of this Lease on Tenant's part to be performed, Tenant shall at all times during the Initial Term of this Lease (and any extension thereof) peacefully and quietly have, hold and enjoy the Premises.

(34) **Signs.** Tenant shall not place or permit to be placed in or upon the Premises, where visible from outside the Premises or any part of the Building, any signs, notices, or displays of any type without the prior written consent of Landlord. Landlord reserves the right, in Landlord's sole discretion, to place and locate on the roof, exterior of the Building, and in any area of the Building such signs, notices, displays and similar items as Landlord deems appropriate in the proper operation of the Building. Landlord reserves the right to place sign(s) advertising the Premises sale or lease upon the Premises.

(35) **Miscellaneous.**

a) Governing Law and Venue. This Lease shall be interpreted and enforced according to the laws of the State of Colorado. Any action or proceeding arising out of this Lease, its modification or termination, or the performance or breach of either party hereto, shall be brought exclusively in courts of the state and county in which the Premises is located. The parties agree that such courts are a convenient forum and waive any right to alter or change venue, including removal. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR PERTAINING IN ANY WAY TO THIS LEASE.

b) Headings and Captions. The headings and captions used in this Lease are for the convenience of reference only and shall not be used in the construction or interpretation of this Lease.

c) Inurement. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, administrators, successors and assigns.

d) Construction of Terms. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural, as the identity of Landlord or Tenant requires.

e) Entire Agreement. This Lease together with any exhibits attached hereto constitute the entire agreement between Landlord and Tenant relative to the Premises and may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. The parties agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

f) Rules and Regulations. Landlord may adopt rules and regulations from time to time for the Building and may amend such rules and regulations, in Landlord's sole discretion, without prior notice to Tenant.

(36) **No Waiver.** No waiver by Landlord of any provisions hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rental hereunder by

Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

(37) **Attorneys' Fees.** In case suit shall be brought to enforce any provisions of this Lease, the prevailing party shall be awarded (in addition to the relief granted) all reasonable attorneys' fees and costs resulting from such litigation.

(38) **Interest on Past-Due Obligations.** Any amount due to Landlord not paid when due shall bear interest at the rate of two percent (2%) per month from the date due; provided, however, that any such payment of interest shall not excuse or correct any default by Tenant under this Lease.

(39) **Memorandum of Lease.** Either party, upon request from the other party, shall execute in recordable form a short form Memorandum of Lease, which Memorandum of Lease shall contain only the names of the parties, the Commencement Date and Termination Date of this Lease (and any options which may be granted hereunder), and the legal description of the Premises.

(40) **Legal and/or Other Counsel.** Tenant and Landlord acknowledge that either the Leasing Broker or the Listing Broker has advised the parties that this document has important legal consequences and that Tenant and Landlord have consulted or have had adequate opportunity to consult legal, tax or other counsel in connection with the execution of this Lease, zoning of the Premises, tax implications, and all other aspects relative to the transaction contemplated hereby.

(41) **Severability.** If any sentence, paragraph or section of this Lease is held to be illegal or invalid, this shall not affect in any manner those other portions of the Lease not illegal or invalid and this Lease shall continue in full force and effect as to those provisions.

(42) **Facsimile Transmittals.** The parties agree that a facsimile transmittal of this Lease shall be considered as an originally executed document and shall be binding upon the parties hereto. The parties further agree that the exact, originally executed Lease which was transmitted by facsimile shall be delivered to the appropriate party via U.S. Mail, messenger, or other acceptable delivery service within seven (7) calendar days from the date of said facsimile transmittal.

(43) **Real Estate Brokers**. Tenant covenants to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense or liability for any compensation, commissions, charges or claims by any broker or other agent with respect to this Lease or the negotiation thereof.

(44) **Authority of Tenant**. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms.

(45) **Additional Provisions.**

a) **Parking.** Tenant shall park on the paved portion of the Premises only.

b) **Rules and Regulations.** Landlord may establish rules and regulations to the Premises which shall become an exhibit to this Lease.

c) **Tenant Finish.** Tenant accepts the Premises in its "as is" condition.

(46) **Acceptance and Counterparts.** This Lease shall terminate unless accepted in writing by all parties, as evidenced by their signatures below, on or before August 20, 2021 ("Acceptance Deadline"). A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete Lease between the parties.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first written above.

Tenant: CAN B Corporation

Stanley Teeple
By: Stanley Teeple (Aug 16, 2021 17:54 PDT)
Aug 16, 2021, CFO Officer
Date of Tenant's Signature: Aug 16, 2021

Landlord: CS2 Real Estate Holdings, LLC

By: John Cody Suth
John C. Sutherland, Manager
Date of Landlord's Signature: 8/17/2021

EXHIBIT A

NOTICE OF NON-LIABILITY FOR MECHANICS' LIENS

Pursuant to C.R.S. § 38-22-105, CS2 Real Estate Holdings, LLC, the owner of these premises, located at 14320 Longs Peak Court, Mead, Colorado 80504, hereby gives notice to all persons performing labor or furnishing skill, materials, machinery, or other fixtures in connection with any construction, alteration, removal, addition, repair or other improvement on or to these premises, that the owner shall not be liable therefor and the interests of said owner shall not be subject to any lien for the same.